Exhibit 10.2

Fifth Amendment to the Amended and Restated

Limited Partnership Agreement

of

Carter Validus Operating Partnership II, LP

The Amended and Restated Limited Partnership Agreement, dated June 10, 2014, as amended by that First Amendment thereto, dated December 28, 2015, that Second Amendment thereto, dated February 9, 2017, that Third Amendment thereto, dated February 21, 2018, and that Fourth Amendment thereto, dated September 21, 2018 (the “LP Agreement”), of Carter Validus Operating Partnership II, LP (the “Partnership”), a Delaware limited partnership, is hereby further amended, effective as of the date the merger of the General Partner (as defined below) and Carter Validus Mission Critical REIT, Inc. is consummated (the “Effective Date”), by this Fifth Amendment to the Amended and Restated Limited Partnership Agreement (this “Fifth Amendment”), entered into by Carter Validus Mission Critical REIT II, Inc., a Maryland corporation holding both general partner and limited partner interests in the Partnership (the “General Partner”) and Carter Validus Advisors II, LLC, a Delaware limited liability company (the “Special Limited Partner”). Capitalized terms used and not otherwise defined herein have the meanings set forth in the Partnership Agreement. References to sections refer to sections of the Partnership Agreement unless otherwise specified.

Recitals

WHEREAS, the parties hereto desire to revise the economic interests of the Special Limited Partner by amending the Partnership Agreement pursuant to this Fifth Amendment.

Amendment

NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

1.	Amendment to Section 5.1B.

Section 5.1 Distributions.

B.    Net Sales Proceeds. Subject to the provisions of Sections 5.3, 5.4, 12.2B and 13.2, Net Sales Proceeds shall be distributed as follows:

(1) First, 100% to the Partners holding OP Units in proportion to each such Partner’s respective Percentage Interest with respect to such OP Units until the Net Investment Balance is zero;

(2) Second, 100% to the Partners holding OP Units in proportion to each such Partner’s respective Percentage Interest with respect to such OP Units until such Partners have received in the aggregate, pursuant to this Section 5.1B(2) and Section 5.1A, an amount such that the Priority Return Balance is zero; and

(3) Thereafter, 100% to the Partners holding OP Units and Class B Units in proportion to their respective Percentage Interests with respect to such OP Units and Class B Units.

2.	Deleted Sections. Sections 5.1C, 5.1D, 5.1E, and 5.1F of the LP Agreement are hereby deleted in their entirety.

3.	Special Limited Partner Interest. All rights, obligations and liabilities related to the Special Limited Partner Interest hereby are null and void and of no further force or effect.

4	Counterparts. This Fifth Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

5.

Continuation of Partnership Agreement. The Partnership Agreement and this Fifth Amendment shall be read together and shall have the same force and effect as if the provisions of the Partnership Agreement and this Fifth Amendment were contained in one document. Any provisions of the Partnership Agreement not amended by this Fifth Amendment shall remain in full force and effect as provided in the Partnership Agreement immediately prior to the date hereof. In the event of a conflict between the provisions of this Fifth Amendment and the Partnership Agreement, the provisions of this Fifth Amendment shall control.

[Signature Page Follows]

In Witness Whereof, the parties hereto have executed this Fifth Amendment as of the Effective Date.

GENERAL PARTNER: CARTER VALIDUS MISSION CRITICAL REIT II, INC., a Maryland corporation

By:	/s/ Kay C. Neely
Kay C. Neely Chief Financial Officer

Acknowledged:

SPECIAL LIMITED PARTNER:

CARTER VALIDUS ADVISORS II, LLC, a Delaware limited liability company

By:	/s/ Kay C. Neely
Kay C. Neely Chief Financial Officer

[Signature Page to Fifth Amendment to the Amended and Restated Limited Partnership Agreement of Carter Validus Operating Partnership II, LP]